Exhibit 99.1

For Immediate Release

Contact:	Syniverse Investor Relations
Jim Huseby
jim.huseby@syniverse.com
+1 813.637.5000

Syniverse Appoints Nancy J. White as Chief Marketing Officer

Tampa, Fla. – April 3, 2006 — Syniverse Technologies (NYSE: SVR), a leading provider of mission-critical technology services to wireless telecommunications companies worldwide, today announced the appointment of Nancy J. White as chief marketing officer for the organization. White’s appointment is effective immediately.

Prior to joining Syniverse, White was senior vice president at Telcordia Technologies, where she was responsible for managing the company’s relationship with its largest customer, AT&T. Before joining Telcordia, White spent more than 20 years with Nortel Networks, where she successfully drove a significant increase in the company’s market share in the wireless business, as well as created an integrated, customer-focused marketing and sales organization across five continents.

“Nancy White is an accomplished business leader with more than 25 years of experience in the telecommunications industry, where she has a history of successes in general management, sales, marketing and operations,” said Syniverse President and CEO Tony G. Holcombe. “She is a results-oriented professional with a track record of leading and inspiring teams to reach new heights. Based on her experience and credentials, I am confident Nancy will immediately make a significant contribution to our company as we sharpen our focus on developing, marketing and selling new products and services to our prospective and existing customers throughout the world.”

White commented, “I have great admiration for Syniverse and all that it has accomplished. Having worked in telecommunications for 25 years and specifically in wireless since the industry’s infancy, I am well acquainted with the company. Syniverse holds an excellent position in the North American wireless market, has a strong customer base in Asia Pacific and Latin America, and has made significant inroads in Europe. The company’s reputation for customer service and technological expertise is unrivaled. This is an excellent foundation from which to take a solid, dynamic company comprising talented people, a broad array of products and services and an impressive customer base to new heights as a global technology services company.”

White currently serves as a member of the board of directors for Legerity, Inc. and has served on several other boards including CTIA-The Wireless Association executive committee and The Wireless Foundation. She was named among the “Pioneering Women in Wireless” and “Top 25 Women in Wireless” by Wireless Week Magazine. White holds a bachelor’s degree in business administration from Tennessee Technological University and completed coursework through the executive marketing program at Columbia University and the development program for distribution executives at the University of Tennessee.

About Syniverse

Syniverse is a leading provider of mission-critical technology services to wireless telecommunications companies worldwide. Syniverse solutions simplify technology complexities by integrating disparate carriers’ systems and networks in order to provide seamless global voice and data communications to wireless subscribers. Carriers depend on Syniverse’s integrated suite of services to solve their most complex technology challenges and to facilitate the rapid deployment of next generation wireless services. Syniverse provides services to over 350

Syniverse Technologies • One Tampa City Center, Suite 700, Tampa, FL 33602 • Tel +1 888.724.3579 • Outside North America +1 813.209.5944

www.syniverse.com

telecommunications carriers in more than 50 countries, including the ten largest U.S. wireless carriers and six of the ten largest international wireless carriers. Headquartered in Tampa, Fla., U.S.A., Syniverse has offices in major cities throughout North America, The Netherlands and the United Kingdom and a global sales force in the United Kingdom, Luxembourg, Italy, China, Hong Kong, Brazil, Slovakia and India. For more information, visit www.syniverse.com

Cautions about Forward-Looking Statements

This presentation contains forward-looking statements, including statements about business outlook and strategy, and statements about historical results that may suggest trends for our business. These statements are based on estimates and information available to us at the time of this presentation and are not guarantees of future performance. Actual results could differ materially from our current expectations as a result of many factors, including: unpredictable quarterly fluctuations in our business; the effects of competition or consumer and merchant use of our service; any adverse changes in our agreements with our listings providers; the impact of international expansion efforts on our business; and changes in our tax status. These and other risks and uncertainties associated with our business are described in our filings with the Securities and Exchange Commission.